UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2005

ROCKWELL COLLINS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16445	52-2314475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa		52498-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	319-295-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005 the Board of Directors of Rockwell Collins, Inc. (the "Company") approved updated Change of Control Agreements with certain executives of the Company, including the named executive officers. Each employment agreement provides for the continuing employment of the executive for three years after the change of control on terms and conditions no less favorable than those in effect before the change of control. After a change of control, if the executive's employment is terminated by us or our successor without "cause" or if the executive terminates his or her own employment for "good reason" within that three year period, the executive is entitled to severance benefits equal to a multiple of his or her annual compensation, including bonus, and continuation of other retirement, health and welfare benefits for a number of years equal to the multiple. The multiple is three for each executive listed on Exhibit 10-n-2 and two for the executives listed on Exhibit 10-n-4. In addition, if the executive terminates his or her own employment for any reason during the 30-day window period beginning one year after the change of control, the executive is entitled to fifty percent of these severance benefits. The executive is also entitled to outplacement services. The executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Internal Revenue Code on these change of control payments, unless the safe harbor amount which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax.

On June 29, 2005, the Board of Directors of the Company approved a revision to the compensation arrangements for the Company’s non-employee directors, effective beginning July 2, 2005. The annual basic retainer payable to each non-employee director has been increased by $11,000 and fixed at the annual rate of $85,000. The chair of the Audit Committee will receive an additional annual fee of $10,000. Audit Committee members (other than the committee chair) will receive an additional annual fee of $5,000. A summary sheet containing the material terms of the Company’s non-employee director compensation arrangements is attached hereto as Exhibit 10-s-1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
10-n-1 Form of Change of Control Agreement between the Company and certain executives of the Company (Three-Year Agreement).
10-n-2 Schedule identifying executives of the Company who are party to a Change of Control Agreement (Three-Year Agreement).
10-n-3 Form of Change of Control Agreement between the Company and certain executives of the Company (Two-Year Agreement).
10-n-4 Schedule identifying executives of the Company who are party to a Change of Control Agreement (Two-Year Agreement).
10-s-1 Directors’ Compensation Summary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.

July 5, 2005	By:	Gary R. Chadick

Name: Gary R. Chadick
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.-n-1	Form of Change of Control Agreement between Company and certain executives of the Company (Three-Year Agreement).
10.-n-2	Schedule identifying executives of the Company who are party to a Change of Control Agreement (Three-Year Agreement).
10.-n-3	Form of Change of Control Agreement between the Company and certain executives of the Company (Two-Year Agreement).
10.-n-4	Schedule identifying executives of the Company who are party to a Change of Control Agreement (Two-Year Agreement).
10.-s-1	Directors' Compensation Summary.